                                                                EXHIBIT 10.10


                        TERM LOAN AND SECURITY AGREEMENT
                        --------------------------------


                                    between
                                    -------


                               FC CAPITAL CORP.,
                               -----------------
                                 as the Lender
                                 -------------


                                      and
                                      ---

                      MORTGAGE PLUS EQUITY AND LOAN CORP.
                      -----------------------------------
                                as the Borrower
                                ---------------


                                   $1,500,000
                                   ----------



                         Dated as of December 18, 1997
                         -----------------------------

                        TERM LOAN AND SECURITY AGREEMENT
                        --------------------------------

                               TABLE OF CONTENTS
                               -----------------

  1.   AMOUNT AND TERMS OF TERM LOAN                                                       1
        1.1  Term Loan                                                                     1
        1.2  Use of Proceeds                                                               2
        1.3  Interest                                                                      2
        1.4  Receipt of Payments                                                           2
        1.5  Application and Allocation of Payments                                        3
        1.6  Records                                                                       3
        1.7  Indemnity                                                                     3
        1.8  Access                                                                        3
        1.9  Taxes                                                                         4
       1.10  Security Interest in the Collateral                                           4
       1.11  Definitions; Schedules; Annexes and Exhibits                                  5

  2.   CONDITIONS PRECEDENT                                                                6
        2.1  Conditions to the Term Loan                                                   6

  3.  REPRESENTATIONS AND WARRANTIES                                                       6
       3.1   Corporate Existence; Compliance with Law                                      7
       3.2   Executive Offices; Corporate or Other Names                                   7
       3.3   Corporate Power; Authorization; Enforceable Obligations                       7
       3.4   Financial Statements                                                          7
       3.5   Material Adverse Change                                                       7
       3.6   Ownership of Property; Liens                                                  8
       3.7   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness     8
       3.8   Government Regulation                                                         8
       3.9   Margin Regulations                                                            8
       3.10  Taxes                                                                         8
       3.11  ERISA                                                                         9
       3.12  No Litigation                                                                 9
       3.13  Brokers                                                                       9
       3.14  Full Disclosure                                                               9
       3.15  Hazardous Materials                                                          10
       3.16  Representations and Warranties Regarding the Collateral                      10

  4.  FINANCIAL STATEMENTS AND INFORMATION                                                10
       4.1   Reports and Notices                                                          10
       4.2   Communication with Accountants                                               10

  5.  AFFIRMATIVE COVENANTS                                                               11
       5.1   Maintenance of Existence and Conduct of Business                             11
       5.2   Payment and Discharge of Charges                                             11
       5.3   Insurance, Casualties or Condemnation of Collateral                          11
       5.4   Compliance with Laws                                                         12


       5.5   Agreements                                                                   12
       5.6   Supplemental Disclosure                                                      12
       5.7   Covenants Regarding the Collateral                                           12
       5.8   Lender's Appointment as Attorney-in-Fact                                     13
       5.9   Consolidated Tangible Equity                                                 13
       5.10  Compliance with Other Agreements                                             13

  6.  NEGATIVE COVENANTS                                                                  14
       6.1   Liens                                                                        14
       6.2   Sale of Assets                                                               14
       6.3   Accounting Firm                                                              14
       6.4   Dividends                                                                    14
       6.5   Compensation                                                                 14
       6.6   Bonuses                                                                      14
       6.7   Borrowing                                                                    14
       6.8   Other Prohibitions                                                           14

  7.  TERM                                                                                14
       7.1   Duration                                                                     14
       7.2   Survival of Obligations                                                      14

  8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES                                              15
       8.1   Events of Default                                                            15
       8.2   Remedies                                                                     17
       8.3   Waivers                                                                      18

  9.  SUCCESSORS AND ASSIGNS                                                              18
       9.1   Successors and Assigns                                                       18

 10.  ASSIGNMENTS                                                                         18

 11.  MISCELLANEOUS                                                                       19
      11.1   Complete Agreement; Modification of Agreement                                19
      11.2   Fees and Expenses                                                            19
      11.3   No Waiver                                                                    19
      11.4   Remedies                                                                     19
      11.5   Severability                                                                 20
      11.6   Right of Set-off                                                             20
      11.7   Authorized Signature                                                         20
      11.8   Governing Law                                                                20
      11.9   Notices                                                                      21
      11.10  Section Titles                                                               22
      11.11  Counterparts                                                                 22
      11.12  Time of the Essence                                                          22
      11.13  Waiver of Jury Trial                                                         22
      11.14  Press Releases                                                               22
      11.15  Reinstatement                                                                23
      11.16  Advice of Counsel                                                            23
      11.17  No Strict Construction                                                       23
      11.18  Dating                                                                       23

                        TERM LOAN AND SECURITY AGREEMENT
                        --------------------------------


     This TERM LOAN AND SECURITY AGREEMENT, dated as of December 18, 1997, between MORTGAGE PLUS EQUITY AND LOAN CORP., a New York corporation (the "Borrower"), and FC CAPITAL CORP., a New York corporation, as lender hereunder (the "Lender").

                                    RECITAL

     The Borrower desires to borrow a term loan in the amount of $1,500,000 from the Lender, and the Lender is willing to make such term loan to the Borrower upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     I. AMOUNT AND TERMS OF TERM LOAN

A.        Term Loan.

1. Upon and subject to the terms and conditions hereof, the Lender agrees to make available to the Borrower, on the Closing Date, and the Borrower hereby requests from the Lender, the Term Loan in an original principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). The Term Loan made by the Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A hereto, dated the Closing Date, payable to the Lender in the original principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). The date and the amount of the Term Loan made by Lender and each payment of principal with respect thereto shall be recorded on the books and records of the Lender, which books and records shall, absent manifest error, constitute prima facie evidence of the accuracy of the information therein recorded.

1. The Borrower unconditionally promises to pay to the Lender monthly installments of principal in an amount equal to the greater of (i) $100,000.00 and (ii) the Premium Repayment Amount for the immediately preceding calendar month for which the principal payment is due, which principal payments shall commence on February 5, 1998, and shall continue to be due on the fifth (5th) day of each calendar month thereafter together with a final installment of principal on the Term Loan which shall be due on the Termination Date in an amount equal to the entire aggregate remaining unpaid principal balance of the Term Loan. Borrower hereby authorizes and directs Lender for so long as the Master Purchase and Sale Agreement is in effect, and Lender purchases any mortgage thereunder for which it is required to pay any premium or other amounts to Borrower, to (i) retain the Premium Repayment Amount from any and all such payments which Lender would otherwise be required to pay to Borrower under the terms of the Master Purchase and Sale Agreement and (ii) apply such amounts against any principal due Lender under this Agreement; provided, further, that notwithstanding any such retention and application of funds by Lender, Borrower shall remain obligated to pay to Lender the entire amount of any monthly principal installment required pursuant to this Section 1.1(b) to the extent not satisfied in full by such withholding, including, without limitation, any shortfall between the amount of funds retained and applied by Lender pursuant to the foregoing proviso and the full amount of principal due pursuant to this Section 1.1(b).

1. The Borrower shall have the right at any time to voluntarily prepay the Term Loan in whole or in part without any penalty or premium.

A. Use of Proceeds. The Borrower shall use the proceeds of the Term Loan for the financing of the Borrower's ordinary working capital needs.

A.        Interest.

1. The Borrower shall pay interest on the Term Loan to the Lender until the Termination Date (or through any prepayment date, as the case may be) on the unpaid principal balance of the Term Loan, from and including the Closing Date, at the Interest Rate as accrued during the applicable Accrual Period. Interest for each Accrual Period shall be payable in arrears on the fifth (5th) day of each calendar month, commencing on February 5, 1998, and continuing to be due on the fifth (5th) day of each succeeding calendar month thereafter; provided, however, that in all cases accrued interest on the Term Loan shall be payable by the Borrower to the Lender on the Termination Date (or through any prepayment date, as the case may be). If any interest on the Term Loan accrues or remains payable after the Termination Date, such interest shall be payable by the Borrower upon demand.

1. All computations of interest hereunder shall be made by the Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the Accrual Period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

1. So long as any Default shall have occurred and be continuing, the interest rate applicable to the Term Loan or other Obligations shall be increased by the Lender by five percentage points (5%) per annum above the Interest Rate otherwise applicable thereto (the "Default Rate").

1. Notwithstanding anything to the contrary set forth in this Section 1.3, if, at any time until payment in full of all of the Obligations, the Interest Rate payable hereunder by the Borrower exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder by the Borrower shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable by the Borrower hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender from the making of advances hereunder to the Borrower is equal to the total interest which the Lender would have received had the interest rate payable-hereunder by the Borrower been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable by the Borrower hereunder shall be the Interest Rate otherwise provided in this Section 1.3, unless and until the Interest Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

A. Receipt of Payments. The Borrower shall make each payment under this Agreement not later than 11:00 a.m. (New York time) on the day when due in lawful money of the United States of America by wire transfer in immediately available funds to the Lender. Amounts received after 11:00 A.M. (New York time) on any day shall be deemed received on the next succeeding Business Day. Whenever any payment to be made by the Borrower shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day. Any such adjustment of the time of payment shall correspondingly increase the amount of accrued interest.

A. Application and Allocation of Payments. The Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of the Borrower, and the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable obligations of the Borrower as the Lender may deem advisable.

A.        Records.  The Lender shall maintain accounts in which it will record
(i) the amount of the Term Loan made hereunder and the interest rate applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Borrower. The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loan in accordance with their terms.

A. Indemnity. The Borrower shall indemnify and hold the Lender and its Affiliates, officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or in connection with or arising out of the transactions contemplated hereunder, including any and all environmental liabilities and costs, provided, that the Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such claim which results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

A. Access. The Borrower shall (unless a Default shall have occurred and be continuing, in which event no notice shall be required and the Lender shall have access at any and all times): (i) provide access during normal business hours to the Lender and any of its officers, employees and agents, as frequently as the Lender determines to be appropriate in Lender's reasonable discretion, upon reasonable advance notice to the properties and facilities of the Borrower; (ii) permit the Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of the Borrower's records, files and books of account; and (iii) permit the Lender to conduct audits to inspect, review and evaluate the Collateral, and the Borrower agrees to render to the Lender at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower shall make available to the Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which the Lender may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for the Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct its certified public accountants and its banking and other financial institutions to make available to the Lender such information and records as the Lender may reasonably request.

A.        Taxes.

1. Any and all payments by or on behalf of the Borrower hereunder or under the Term Note shall be made, in accordance with this Section 1.9, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Term Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.9) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any such payment of Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

1. The Borrower shall indemnify and pay, within ten (10) days of demand therefor, the Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.9) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

A.        Security Interest in the Collateral.

1. To secure the prompt and complete payment, performance and observance of all of the Obligations, and to induce the Lender to enter into this Agreement and to make the Term Loan available to the Borrower, the Borrower hereby grants to the Lender (and such grant shall survive the Termination of this Agreement until such time as all Obligations of Borrower to Lender under this Agreement or any other agreement are fully repaid) a first priority security interest, subject to 1.10(b) below in all of the Borrower's right, title and interest in, to and under the following, whether now owned or hereafter acquired by the Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

              a) all mortgage loans and other loans originated or purchased by the Borrower other than those mortgage loans pledged to Summit Bank pursuant to its warehouse facility with Borrower;

              a) all securities held by the Borrower, including, without limitation, the securities of any subsidiary of the Borrower;

              a) all equipment in all of its forms, wherever located, including, without limitation, all furniture, furnishings, fixtures, office supplies and all other similar types of tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, alterations, substitutions, additions, accessories, replacements and accessions thereto;

              a) all approvals, permits, licenses, franchises, and certificates that are, by their terms or pursuant to applicable law, assignable without the consent of the Governmental Authority or the counterparty thereto, as the case may be;

              a) all contracts or agreements to which the Borrower is a party;

              a)    all leases, real property and leasehold interests;

              a) all general intangibles, including, but not limited to, goodwill and tax refunds;

              a) all bank accounts now or hereafter held by the Borrower and all funds in such accounts together with all monies (other than monies used to pay taxes), proceeds or sums due or to become due thereon or therefrom, and all documents or instruments (including, but not limited to, passbooks, certificates of deposit and receipts necessary to be presented to withdraw funds or investments held in the bank accounts; and

              a) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in any of the paragraphs of this Section) and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

1.        With respect to the assets set forth in clauses (ii) through (ix) of
Section 1.10(a), during the 30 days immediately following the date of this Agreement, Lender shall only hold a second priority security interest subject only to the liens in favor of Summit Bank, and from and after such 30-day period Lender shall hold a first priority security interest.

A. Definitions; Schedules; Annexes and Exhibits. Capitalized terms used herein shall have the meanings ascribed to them on Annex A hereto. All Schedules, Annexes and Exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules and Annexes, all Schedules and Annexes referred to herein shall mean the Schedules and Annexes as in effect at the Closing Date. As used herein, the plural shall include the singular, the singular includes the plural, and pronouns in any gender (masculine, feminine or neuter) apply to all genders.

        I.        CONDITIONS PRECEDENT

A. Conditions to the Term Loan. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lender hereunder, the Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder, and the Lender shall not be obligated to make the Term Loan or to take, fulfill, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of the Lender:

1. Borrower's representations and warranties contained herein shall be true and correct on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

1. No event shall have occurred and be continuing, or would result from the making of the Term Loan which constitutes a Default;

1. The Lender shall have received this Agreement and all other documents, instruments, agreements and other materials listed in the Schedule of Documents, each duly executed and delivered and in form and substance satisfactory to the Lender including, but not limited to, that certain Warrant Agreement of Common Stock of Mortgage Plus Equity and Loan Holdings Corp. in favor of Lender dated as of the date hereof;

1. Evidence satisfactory to the Lender that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, and all requisite Governmental Authorities, to the terms and to the execution and delivery, of this Agreement and the consummation of the transactions contemplated hereby and thereby;

1. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby and which, in the Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement;

1. The Lender, in its sole judgment, shall not have determined that a Material Adverse Effect shall have occurred since the date of the Borrower's most recent audited financial statements; and

1. The Lender shall be satisfied, in its sole judgment, with the corporate, capital, tax, legal and management structure of Borrower, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters involving or affecting Borrower.

  I. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, Borrower represents and warrants to the Lender that:

A. Corporate Existence; Compliance with Law. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite power and authority and the legal right to execute, deliver and perform its obligations under this Agreement and the Term Note and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws and (v) is in compliance in all material respects with all applicable provisions of law.

A. Executive Offices; Corporate or Other Names. The current locations of the Borrower's executive office and principal place of business is set forth in
Schedule 3.2, and, except as set forth on Schedule 3.2, such location has not changed during the preceding twelve months. During the prior five years, except as set forth on Schedule 3.2, the Borrower had not been known as or used any corporate, fictitious or trade name other than the names set forth on Schedule 3.2.

A. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the Term Note and all other instruments and documents to be delivered by Borrower hereunder and the creation of all Liens provided for herein: (i) have been duly authorized by all necessary corporate and shareholder action; (ii) are not in contravention of any provision of Borrower's certificate or articles of incorporation or by-laws; (iii) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (iv) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (v) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of the Lender, all pursuant to this Agreement and (vi) do not require the consent or approval of any Governmental Authority or any other Person. At or prior to the Closing Date, this Agreement, the Term Note and each other document or instrument delivered hereunder shall have been duly executed and delivered by the Borrower and shall then constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors, rights and to equitable principles of general applicability.

A. Financial Statements. The Borrower has delivered the Financial Statements identified on Schedule 3.4, and such Financial Statements present fairly the financial condition and results of operations of the Borrower as of and for the periods reflected therein.

A. Material Adverse Change. From the date of Borrower's last audit: (a) Borrower has not incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges or long-term commitments which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) no contract, lease, agreement or other instrument to which Borrower has become a party or by which it or any of its properties or assets is bound or affected, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect; (c) Borrower is not in default, and to Borrower's knowledge no third party is in default, under or with respect to any Material Contract; and (d) no event has occurred, and Borrower will not permit or suffer to occur any event or events, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

A. Ownership of Property; Liens. Borrower holds (i) good and insurable fee simple title to all of its real estate, (ii) valid leasehold interests in all of its leases of real property (both as lessor and lessee, sublessee or assignee) and (iii) good and insurable title to, or valid leasehold interests in, all of its other properties and assets. None of the properties and assets of Borrower are subject to any Liens, except (x) Permitted Encumbrances and Liens set forth on Schedule 3.6 and (y) from and after the Closing Date, the Lien in favor of the Lender pursuant to this Agreement. Borrower is not in default under any of its leases, and to Borrower's knowledge, no other party to any such leases is in default of any of its material obligations thereunder or has delivered or received any notice of default under any such leases, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease.

A. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth on Schedule 3.7(a), Borrower does not have any Subsidiaries and is not engaged in any joint venture or partnership with any other Person. Borrower is the record and beneficial owner of all of the issued and outstanding Stock of each Subsidiary set forth on Schedule 3.7(a), and such Stock is free and clear of any all Liens. Schedule 3.7(a) sets forth a list of all Indebtedness of Borrower and the party to whom such Indebtedness is owed.

A. Government Regulation. Borrower is not (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits Borrower's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder.

A. Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Term Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Borrower will not take or permit to be taken any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

A. Taxes. All federal, state, local and foreign tax returns, reports and statements, required to be filed by Borrower, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (after taking into account any applicable extensions), or any such fine, penalty, interest, late charge or loss has been paid. Borrower has paid when due and payable (after taking into account any applicable extensions) all material Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.
Schedule 3.10 sets forth those taxable years for which any of the tax returns of Borrower are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.10, Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.

A. ERISA. (a) Schedule 3.11 lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (b) Except as set forth in Schedule 3.11: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or any ERISA Affiliate and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poors Corporation or the equivalent by another nationally recognized rating agency.

A. No Litigation. Except as set forth on Schedule 3.12, no action, claim or proceeding is now pending or, to Borrower's knowledge, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators,
(i) which challenges Borrower's right, power, or competence to enter into or perform any of its obligations hereunder or the validity or enforceability of this Agreement or any action taken hereunder or (ii) which if determined adversely, could have or result in a Material Adverse Effect.

A. Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated and Borrower does not have any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

A. Full Disclosure. No information contained in this Agreement, the Financial Statements or any written statement furnished by or on behalf of Borrower or any Affiliate thereof pursuant to the terms of this Agreement, which has previously been delivered to the Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

A. Hazardous Materials. All real property owned, leased or operated by Borrower is free of any Hazardous Material. Schedule 3.15 discloses existing or potential environmental liabilities of Borrower which could constitute or result in a Material Adverse Effect. Borrower has not caused or suffered to occur any Release at, under, above or within any such real property.

A.        Representations and Warranties Regarding the Collateral.

1. The Borrower is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all Liens except the security interest granted to the Lender under this Agreement or any other financing agreement with Lender and those Liens described on Schedule 3.6 attached hereto. The Borrower will warrant and defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest thereon. No Person other than the Borrower has any right, title or interest in or to any of the Collateral.

1. No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Lender pursuant to this Agreement or any other agreements between the Lender and Borrower, (ii) which are being terminated and released on the Closing Date or (iii) pursuant to those Liens described on Schedule 3.6.

1. As a result of the filing of appropriate financing statements in the jurisdictions listed on Schedule 3.16(c) hereto and payment of any filing fees relating thereto, this Agreement is effective to create a valid and continuing Lien on and perfected security interest in favor of the Lender in the Collateral with respect to which a security interest may be perfected by filing pursuant to the Code, which lien and security interest is prior to all other Liens except those described in Schedule 3.6, and is enforceable as such as against creditors of and purchasers from the Borrower. All action (including all filings, registrations and recordings and the filing of UCC-1 financing statements by Lender) necessary or desirable to create, protect and perfect the security interest granted to the Lender hereby in respect of each item of the Collateral has been duly accomplished. The Borrower shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereunder.

1. The location of Borrower's chief executive office, principal place of business, corporate offices, all warehouses and premises within which Collateral is stored or located, and the locations of all of its records concerning the Collateral are set forth on Schedule 3.16(d). Such Schedule 3.16(d) correctly identifies any of such facilities or locations that are not owned by the Borrower and sets forth the names of the owners and lessors of, and the holders of any mortgages on, such facilities and locations.

  I. FINANCIAL STATEMENTS AND INFORMATION

A. Reports and Notices. The Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to the Lender monthly Financial Statements and notices at the times and in the manner set forth on Annex C hereto.

A. Communication with Accountants. Borrower authorizes the Lender to communicate directly with Borrower's independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower.

  I. AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing, from and after the date hereof and until the Termination
Date:

A. Maintenance of Existence and Conduct of Business. Borrower shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (c) at all times maintain, preserve and protect all of its property in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Borrower shall transact business only under the names set forth on Schedule 3.2.

A. Payment and Discharge of Charges. Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including
(A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due (taking into account any lawful extensions of the due date); provided, however, that Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described if (i) at the time of commencement of any such contest no Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on Borrower's books in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection of enforcement of such Charges or claims or any Lien in respect thereof and (iv) Lender has not advised the Borrower in writing that the Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

A.        Insurance, Casualties or Condemnation of Collateral.

1. Borrower shall, at its sole cost and expense, maintain policies of insurance of a type customary and usual for comparable businesses. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required or to pay all premiums relating thereto, the Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable in Lender's reasonable discretion. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Borrower to the Lender and shall be additional obligations hereunder secured by the Collateral.

1. All Proceeds which are to be made available to the Borrower to replace, repair, restore or rebuild the Collateral shall be held by the Lender as additional Collateral. Thereafter, such funds shall be made available to the Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) the Borrower shall request such funds be made to the Borrower in the amount requested to be released; and (ii) so long as no Default has occurred and is continuing the Lender shall make such funds available to the Borrower. To the extent not used to replace, repair, restore or rebuild the Collateral, such proceeds shall be applied to prepayment of the Term Loan as provided above.

A. Compliance with Laws. Borrower shall comply in all material respects with all federal, state and local laws, permits and regulations applicable to it, including those relating to licensing, Environmental, ERISA and labor matters.

A. Agreements. Borrower shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including any leases and customer contracts to which it is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect. Borrower shall not terminate or modify any provision of any agreement, contract, instrument or other document to which it is a party which termination or modification could have or result in a Material Adverse Effect.

A. Supplemental Disclosure. From time to time as may be requested by the Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default), Borrower shall supplement each Schedule hereto, or any representation herein, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall be or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by the Lender in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date. The Borrower shall, if so requested by the Lender, furnish to the Lender as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail, and, the Borrower shall advise the Lender promptly, in reasonable detail, of (i) any Lien, other than as permitted pursuant to this Agreement, attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral and (iii) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or the Lender's Lien thereon.

A.        Covenants Regarding the Collateral.

1. Further Assurances. At any time and from time to time, upon the written request of the Lender and at the sole expense of the Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Lender may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted including (i) filing any financing or continuation statements under the Code with respect to the liens and security interests granted hereunder or under any other Loan Document and (ii) transferring Collateral to the Lender's possession (if a security interest in such Collateral can be perfected only by possession). The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law.

1. Change of Corporate Name or Location. The Borrower shall not (a) change its corporate name or (b) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to the Lender and after the Lender's written consent thereto, which consent shall not be unreasonably withheld or delayed, and acknowledgment that any reasonable action requested by the Lender in connection therewith, including to continue the perfection of any Liens in favor of the Lender in any Collateral, has been completed or taken. Without limiting the foregoing, the Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to the Lender and after the Lender's written acknowledgment, which shall not be unreasonably withheld or delayed, that any reasonable action requested by the Lender in connection therewith, including to continue the perfection of any Liens in favor of the Lender in any Collateral, has been completed or taken.

A.        Lender's Appointment as Attorney-in-Fact.

          (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

          (b) The Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5.8 is a power coupled with an interest and shall be irrevocable until the Termination Date.

          (c) The powers conferred on the Lender hereunder are solely to protect the Lender's security interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of its officers, directors, employees, agents or representatives shall be responsible to the Borrower for any act or failure to act, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

A. Consolidated Tangible Equity. Borrower shall maintain, at all times, Consolidated Tangible Equity at an amount greater than: (i) $300,000 before the occurrence of an IPO and (ii) $3,000,000 after the occurrence of an IPO, from the date of execution of this Agreement through the Termination Date and the Borrower shall certify to the Lender on a quarterly basis, within 30 days following each such quarter, in the form of a certificate from the chief financial officer or chief executive officer of the Borrower, that the Borrower satisfies such Consolidated Tangible Equity requirement as set forth herein in this Section 5.9.

A. Compliance with Other Agreements. Borrower shall, at all times, remain in compliance with all representations, warranties, and covenants (negative and affirmative), set forth in the Working Capital Financing Agreement, the Mortgage Warehouse Credit Agreement (if applicable), and any other agreement between Borrower and Lender, whether or not such agreement is still in full force and effect, so long as any portion of the Obligation is owed to Lender by Borrower.

  I. NEGATIVE COVENANTS

     The Borrower covenants and agrees that, without the Lender's prior written consent, from and after the date hereof and until the Termination Date:

A. Liens. Borrower shall not create or permit to exist any Lien on any of its properties or assets (other than the Collateral), except for (i) presently existing or hereafter created Liens in favor of the Lender to secure the obligations or any other obligations of Borrower to Lender under any other agreements with Lender, (ii) Permitted Encumbrances and

(iii) those Liens described in Schedule 3.6 which Liens will only continue to exist subsequent to 30 days from the date hereof with respect to Mortgage Loans Pledged to Summit Bank under the Summit Bank warehouse facility.

A. Sale of Assets. Borrower shall not sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, however, that the foregoing shall not prohibit the sale of mortgage loans in the ordinary course of business.

A. Accounting Firm. Borrower shall not change its current accounting firm unless such firm is replaced by another accounting firm of nationally-recognized standing, acceptable to Lender.

A. Dividends. Borrower shall not declare or authorize any dividends or other distributions on any capital stock or other securities of the Borrower to any Person.

A. Compensation. Borrower shall not increase the salary, benefits or other compensation of any of the shareholders referenced in the Change of Control definition by more than 10% of that existing on the date hereof.

A. Bonuses. Borrower shall not pay aggregate bonuses in any twelve month period to its employees in excess of 20% of the pre-tax income of the Borrower (determined in accordance with GAAP) during such period.

A. Borrowing. Borrower shall not borrow from any person other than Lender except for borrowings pursuant to a warehouse facility with Summit Bank, provided such facility is for less than $15 million dollars.

A. Other Prohibitions. Borrower shall not do anything which is prohibited under the Working Capital Financing Agreement, the Mortgage Warehouse Credit Agreement (if applicable) or any other agreement between Borrower and Lender, whether or not such agreement is still in full force and effect, so long as any Obligation remains outstanding from Borrower to Lender.

  I. TERM

A. Duration. On the Termination Date, the Term Loan and all other Obligations shall immediately become due and payable in full, in cash.

A. Survival of Obligations. Except as otherwise expressly provided for herein, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrower or Guarantor, or the rights of the Lender relating to any obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date. Except as otherwise expressly provided herein, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of the Lender, all as contained herein shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

  I. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

A. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

     (a) Borrower shall fail to make any payment in respect of any principal of or interest on the Term Loan or any other Obligations when due and payable or declared due and payable.

     (b) Borrower shall fail to perform, keep or observe any term or provision of this Agreement (other than any such provision referred to in paragraph (a) above), and the same shall remain unremedied for a period ending on the first to occur of ten (10) Business Days after the Borrower shall receive written notice of any such failure from the Lender or thirty (30) days after Borrower shall become aware thereof.

     (c) A default shall occur under any other agreement, document or instrument to which Borrower or Guarantor is a party or by which Borrower, or Guarantor, or its respective property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of Borrower in an aggregate amount exceeding $25,000, (ii) permits any holder of such Indebtedness or a trustee to cause such Indebtedness, or a portion thereof in an aggregate amount exceeding $25,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, (iii) causes any Indebtedness of the Borrower in an aggregate amount exceeding $1,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iv) permits Lender to cause any Indebtedness of Borrower to Lender to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

     (d) Borrower shall fail to fulfill any of its obligations to Lender under
Article III, Section (A)(1) of the First Amendment.

     (e) Any representation or warranty herein or in any written statement pursuant hereto, any report, financial statement or certificate made or delivered to the Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made.

     (f) Any of the assets of Borrower or Guarantor shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and shall remain unstated or undismissed for sixty (60) consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for any Borrower's assets and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or Guarantor shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

     (g) A case or proceeding shall have been commenced against Borrower or Guarantor in a court having competent Jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or Guarantor or of any substantial part of its properties or (iii) ordering the winding up or liquidation of the affairs of Borrower or Guarantor and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (h) Borrower or Guarantor shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of Borrower's properties, (iii) fail generally to pay its debts as such debts become due, (iv) take any corporate action in furtherance of any such action or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

     (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $25,000 in the aggregate shall be rendered against Borrower, unless the same shall be (i) fully covered by insurance (after taking into account any applicable policy deductible) or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

     (j) There shall occur any Material Adverse Effect since December 31, 1996 which shall not have been cured (or waived by the Lender) within thirty (30) days of notice thereof from the Lender to the Borrower.

     (k) Any material provision of this Agreement shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge the enforceability of this Agreement or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of this Agreement has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under this Agreement shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein) in any of the Collateral purported to be covered thereby.

     (l) There shall occur a Change of Control.

     (m) There shall occur an event of default or default under the Working Capital Financing Agreement, the Mortgage Warehouse Credit Agreement (if applicable) or any other agreement between Borrower and Lender.

     (n) The Mortgage Warehouse Credit Agreement is not in full force and effect by February 20, 1998.

A.        Remedies.

     (a) If any Default shall have occurred and be continuing, the rate of interest applicable to the Term Loan may, at the Lender's sole discretion, be increased, effective as of the date of the occurrence of such Default, to the Default Rate. If any Event of Default shall have occurred and be continuing, the Lender may, without notice, take any one or more of the following actions:
(a) declare all or any portion of the obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable or (b) exercise any rights and remedies provided to the Lender under this Agreement and/or at law or in equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in
Section 8.1 (e), (f) or (g), the rate of interest applicable to all Obligations shall be increased automatically to the Default Rate, and the Term Loan and the other obligations shall become immediately due and payable, in each case, without declaration, notice or demand by any Person.

     (b) Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event the Lender without demand of performance or other demand (except as otherwise required hereunder), advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the Lender's claim or action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for its benefit the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption the Borrower hereby releases. Such sales maybe adjourned or continued from time to time with or without notice. The Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as the Lender deems necessary or advisable.

     (c) The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. Until the Lender is able to effect a sale, lease, or other disposition of the Collateral, the Lender shall have the right to use or operate the Collateral on behalf of the Lender, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender shall have no obligation to maintain or preserve the rights of the Borrower as against third parties with respect to the Collateral while the Collateral is in the possession of the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Lender's remedies with respect to such appointment without prior notice or hearing. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale against any outstanding Obligations, with the Borrower remaining liable for any unpaid deficiency after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including Section 9-504(l)(c) of the Code (but only after the Lender has received what the Lender considers reasonable proof of a subordinate party's security interest), need the Lender account for the surplus, if any, to the Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against the Lender arising out of the, repossession, retention or sale of the Collateral except such which may arise out of the gross. negligence or willful misconduct of such party. The Borrower agrees that ten (10) days' prior notice by the Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled, the Borrower also being liable for any reasonable attorneys, fees incurred by the Lender to collect such deficiency.

     (d) The Borrower agrees to pay any and all costs of the Lender, including reasonable attorneys, fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

     (e) Except as otherwise specifically provided herein, the Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

A. Waivers. Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law, Borrower waives
(i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Agreement, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever the Lender may do in this regard, (ii) all rights to notice and a hearing prior to the Lender's taking possession or control of, or to the Lender's replevin, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of their remedies, and (iii) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated by this Agreement.

  I. SUCCESSORS AND ASSIGNS

A. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

  I. ASSIGNMENTS

     (a) The Lender (without the Borrower's consent) may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a part of the Term Note).

     (b) In the case of an assignment by the Lender under this Section 10, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were the Lender hereunder. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender."

  I. MISCELLANEOUS

A. Complete Agreement; Modification of Agreement. This Agreement and the Term Note constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Neither this Agreement or the Term Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender and the Borrower.

     Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification obligations under Section 1.8) and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Lender shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

A. Fees and Expenses. The Borrower shall reimburse the Lender for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with
(i) any amendment, modification or waiver of, or consent with respect to, this Agreement, (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Lender or any other Person) in any way relating to the Collateral or (iii) any attempt to enforce any remedies of the Lender hereunder, including, in each case, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.2 shall be payable, on demand, by the Borrower to the Lender.

A. No Waiver. No failure on the part of the Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement shall waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement and no Default by Borrower shall be deemed to have been suspended or waived by the Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of the Lender if required hereunder and directed to the Borrower specifying such suspension or waiver.

A. Remedies. The rights and remedies of the Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

A. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

A. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (generator special, time or demand, provisional or final) at any time held and other indebtedness (including without limitation whole loan premiums) at any time owing by the Lender to or for the credit or the account of Borrower against any and all of the obligations now or hereafter existing irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have.

A. Authorized Signature. Until the Lender shall be notified by the Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by the Lender or any of the Lender's officers, the Lender, or employees to be that of an officer or duly authorized representative of the Borrower listed on Schedule 11.7 shall bind the Borrower and be deemed to be the act of the Borrower affixed pursuant to and in accordance with resolutions duly adopted by the Borrower's Board of Directors, and the Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

A. Governing Law. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, PROVIDED, THAT THE LENDER AND BORROWER ACKNOWLEDGE

THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, YORK COUNTY AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWER HEREBY WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.8 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER IS ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

A. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and five (5) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.9, (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Borrower or the Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

(a)  If to the Lender, at:

     FC Capital Corp.
     400 Columbus Avenue
     Valhalla, New York 10595
     Tel: (888) 539-4300

     Fax: (914) 749-3600
     Attention: Joe Quarto, Vice President of Finance and Accounting

     With copies to:

     Haynes and Boone, L.L.P.
     901 Main Street
     3100 NationsBank Plaza
     Dallas, Texas 75202
     Tel: (214) 651-5605
     Fax:  214-200-0555
     Attn: Paul H. Amiel, Esq.

 (b) If to Borrower, at:

     Mortgage Plus Equity and Loan Corp.
     6851 Jericho Turnpike
     Suite 246
     Syosset, New York 11791
     Tel: 516 364-2700
     Fax: 516 364-2876
     Attention: Carey Wolen, CFO

     With copies to:

     Leonard M. Ridini., Esq.
     45 Crossways Park Drive
     Woodbury, NY 11797
     Tel: (516) 364-8671
     Fax: (516) 364-8667

A. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

A. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

A.        Time of the Essence.  Time is of the essence of this Agreement.

A. Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY

DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

A. Press Releases. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of FC Capital Corp. or its affiliates or referring to this Agreement without at least five (5) Business Days' prior notice to FC Capital Corp. and without the prior written consent of FC Capital Corp. unless (and only to the extent that) Borrower or its Affiliate is required to do so under law and then, in any event, Borrower or its Affiliate will consult with FC Capital Corp. before issuing such press release or other public disclosure. Borrower consents to the publication by the Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

A. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

A. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 1.8 and 11.13, with its counsel.

A. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

A. Dating. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective on the Closing Date.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGES TO FOLLOW.]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              Borrower:

                              MORTGAGE PLUS EQUITY AND LOAN
                              CORP.



                              By:
                              Name:
                              Title:



                              Lender:

                              FC CAPITAL CORP.



                              By:
                              Name:
                              Title:



              [SIGNATURE PAGE TO TERM LOAN AND SECURITY AGREEMENT]

                        ANNEXES, SCHEDULES AND EXHIBITS

                                       TO

                        TERM LOAN AND SECURITY AGREEMENT

                         Dated as of December 18, 1997

                                    between

                      MORTGAGE PLUS EQUITY AND LOAN CORP.,

                                  as Borrower,

                                      and

                               FC CAPITAL CORP.,

                                   as Lender

                                    ANNEX A

                                       to

                        TERM LOAN AND SECURITY AGREEMENT

                         Dated as of December 18, 1997

                                  DEFINITIONS

     In addition to the defined terms appearing below, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used in this Agreement:

     "Accrual Period" means,(i) with respect to the initial Accrual Period relating thereto, the period commencing on the date of the initial funding and ending on the last day of the calendar month in which such initial funding occurs and, (ii) with respect to any subsequent Accrual Period, the calendar month following the calendar month of the prior Accrual Period.

     "Affiliate", shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Term Loan and Security Agreement to which this Annex A is attached and of which it forms a part including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, restatements and modifications and supplements hereto and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; Provided, however that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by the Borrower and the Lender.

     "Borrower" shall mean Mortgage Plus Equity and Loan Corp., a New York corporation.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrower, any such lease under which the Borrower is the lessor.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Change of Control", shall mean any event, transaction or occurrence as a result of which Steven M. Latessa, Jon P. Blasi, Lydia Blasi, Cary Wolen and the Estate of Anthony Saffiotti and their respective Family Members (each "Permitted Holders") cease to own and control all of the economic and voting rights associated with ownership of fifty percent (50%) of the outstanding capital stock of all classes of Borrower on a fully diluted basis, or (b) a majority of the members of the board of directors of Borrower then in office are no longer individuals elected or designated by the Permitted Holders. "Family Members" shall mean, with respect to any Person, (i) members of such Person's immediate family (including, parents, spouse, children and siblings) or (ii) a trust for the benefit of such Person or members of such Person's immediate family, which trust is under the control of such Person or members of such Person's immediate family.

     "Charges" shall mean all federal, state, county, city municipal, locale foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower,
(iv) Borrower's ownership or use of any of its assets or (v) any other aspect of Borrower's business.

     "Claim" shall have the meaning assigned to it in Section 1.8.

     "Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or waived and the Term Loan has been made.

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code", shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral", shall have the meaning provided in Section 1.10.

     "Consolidated Tangible Equity" means the aggregate "assets" of the Guarantor, Borrower and its subsidiaries less the aggregate "liabilities" of the Borrower and its subsidiaries and less all intangible assets, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liability" being those obligations or liabilities of the Borrower and its subsidiaries which, in accordance with GAAP, would be included in the liability side of the Borrower's balance sheet (either long-term or short-term) on a consolidated basis.

     "Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "Default Rate" shall have the meaning assigned to it in Section 1.3(c).

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. 1801 et seq. the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S)(S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. (S)(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. (S)(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. (S)(S) 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. (S)(S) 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to the Borrower, any trade or business (whether or not incorporated) under common control with the Borrower and which, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

     "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate,
(i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan;
(ii) the withdrawal of Borrower, any Subsidiary or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA; (iii) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Event of Default" shall have the meaning assigned to it in Section 8.1.

     "Executive officers" shall mean the Chairman, President, Chief Executive officer, Chief Operating Officer, Chief Financial officer, Executive Vice President(s), Senior Vice President(s), Vice President, Treasurer, Controller and Secretary of Borrower.

     "Financial Statements" shall mean the financial statements referred to in
Schedule 3.4.

     "First Amendment" shall mean the First Amendment to the Master Purchase Agreement for Sale and Purchase of Mortgages between the Borrower and the Lender dated as of the date hereof.

     "FC Capital Corp." shall mean FC Capital Corp., a New York corporation.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

     "Guarantor" means Mortgage Plus Equity and Loan Holdings Corp.

     "Guaranty" means that certain Guaranty Agreement executed by Guarantor to Lender dated as of the date hereof, as an unconditional guarantee of Borrower's Obligations hereunder.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" shall mean any (a) element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance", under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC (S) 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which Borrower owns or operates or has owned or operated a facility and (b) element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of
Section 103(6) of the Resource Conservation and Recovery Act, 42 USCA (S) 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which Borrower owns or operates or has owned or operated a facility, or to which Borrower sends material for. treatment, storage or disposal as waste.

     "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers, acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i),
(ii),

(iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

     "Indemnified Person" shall have the meaning assigned to it in Section 1.8.

     "Interest Rate" means, with respect to any Accrual Period, the Prime Rate with respect to such Accrual Period, determined as the Prime Rate on the first Business Day of such period, plus 1%.

     "IPO" means the initial public offering of Borrower's common stock.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS" shall mean the Internal Revenue Service, or any successor thereto.

     "Lender" shall have the meaning provided in the first paragraph of this Agreement.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Margin Stock" shall have the meaning specified in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects, or financial or other condition of the Borrower, (ii) Borrowers ability to pay or perform its obligations under the Agreement, (iii) the Collateral or Lender's Lien on the Collateral or the priority of any such Lien or (iv) the rights and remedies of the Lender under this Agreement.

     "Material Contracts" shall mean each contract to which Borrower is now or hereafter a party involving aggregate consideration payable to or by Borrower, contingent or otherwise, in excess of $25,000, except contracts as to which the remaining consideration payable to or by the Borrower is less than $25,000 in the aggregate.

     "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.3.

     "Master Purchase and Sale Agreement" shall mean the Master Purchase and Sale Agreement, dated December 7, 1995, between the Borrower and Lender, relating to the offer for sale by Borrower of mortgages to Lender, as amended and supplemented from time to time.

     "Mortgage Warehouse Credit Agreement" that certain credit agreement to be executed by and between Borrower and Lender, for the purpose of financing various mortgage loans.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA, and to which the Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by the Borrower to the Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument. This term includes, without limitation, all principal and interest (including, without limitation, interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(f) or (g) on the Term Loan, all Charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under any of the Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" shall mean an employee pension benefit plan, as defined in Section (3) (2) of ERISA (other than a Multiemployer Plan), which is not an individual benefit plan, as defined in Section 3 (34) of ERISA, and which the Borrower or, if a Title IV Plan, any Subsidiary of the Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies not yet due and payable; (ii) pledges or deposits securing obligations under workers compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) inchoate and unperfected workers', mechanics', suppliers, or similar liens arising in the ordinary course of business; (v) carriers', warehousements or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $10,000 at any time; (vi) any attachment or judgment lien not constituting an Event of Default hereunder; and (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean, with respect to the Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which the Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Premium Repayment Amount" shall mean, as of any date of determination, an amount equal to 50% of the whole loan premiums paid by Lender to Borrower in connection with the purchase by Lender, during the immediately preceding calendar month, of any loans originated by Borrower.

     "Prepayment Fee" shall have the meaning given it in Section 1.4.

     "Prime Rate" means the interest rate set forth in the Wall Street Journal as the prime rate.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, with respect to any Person, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets, (ii) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii)'any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's property or assets, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of such Person's property or assets, upon disposition or otherwise.

     "Qualified Plan" shall mean an employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Release" shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit or order of a Governmental Authority.

     "Reportable Event" shall mean any of the events described in Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

     "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or other wise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or may exercise the powers of a general partner.

     "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income of the Lender by the United States, the jurisdiction under the laws of which the Lender is organized or the jurisdiction in which the Lender's applicable lending office is located or, in each case, any political subdivision thereof.

     "Term Loan" shall mean the Term Loan in the principal amount of $1,500,000 made by the Lender to the Borrower pursuant to Section 1.1(a) of the Agreement and any renewals, extensions, modifications or replacements thereof.

     "Term Note", shall mean the promissory note provided for by Section 1.1(a) which evidence the Term Loan and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Termination Date" shall mean the earliest to occur of (i) the date on which all Obligations have been indefeasibly paid in full, provided that in no event shall the Termination Date extend beyond April 15, 1999 at which time all remaining unpaid principal and all accrued and unpaid interest shall mature and be immediately due and payable or (ii) the date which is 30 days after the date hereof if, by such date, Lender shall not have obtained a first priority security interest in all of the assets of the Borrower other than the Mortgage Loans, the collateral securing such loans and the related documentation Pledged to Summit Bank pursuant to the warehouse facility with Summit Bank.

     "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

     "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

     "Welfare Plans" shall mean any welfare plan, as defined in Section 3(i) of ERISA, which is maintained or contributed to by the Borrower or any ERISA Affiliate.

     "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

     "Working Capital Financing Agreement" means that certain agreement between Borrower and Lender dated as of the date hereof.

     Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

     All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, And pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include," shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrower, such words are intended to signify that Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                    ANNEX B

                                      to

                       TERM LOAN AND SECURITY AGREEMENT

                         Dated as of December 18, 1997

                         SCHEDULE OF CLOSING DOCUMENTS

     In addition to, and not in limitation of, the conditions described in
Section 2.1 of this Agreement, pursuant to Section 2.1(c), the following items must be received by the Lender in form and substance satisfactory to the Lender on or prior to the Closing Date (each Capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to this Agreement):

     Term Note.  A duly executed original of the Term Note dated the Closing
Date.

     Guaranty Agreement. An unconditional guaranty of Guarantor, satisfactory to Lender, executed and delivered as of the Closing Date.

     Security Interests and Code Filings. Evidence satisfactory to the Lender that the Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by the Borrower (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name the Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lenders obligations (all of which shall be terminated on the Closing Date).

* Board Resolutions and Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of Borrower certifying (A) the resolutions adopted by the Board of Directors or other applicable authority of Borrower approving the Agreement and the transactions contemplated thereby, (B) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals with respect to the Agreement and (C) the names and true signatures of the authorized officers of Borrower.

* Articles of Incorporation; By-Laws and Good Standing Certificates. Each of the following documents:

     (i) the certificate of incorporation of Borrower as in effect on the Closing Date, certified by the Secretary of State or other appropriate authority of the State or country of its incorporation as of a recent date, together with a bring-down certificate from such Secretary of State or other appropriate authority in the form of a telex or telecopy dated the Closing Date, and

--------------------------------
* Similar board resolutions and corporate documents will be required to be provided for Guarantor.

the by-laws of Borrower as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officer or director of Borrower; and

     (ii) a good standing certificate for the Borrower from the Secretary of State of its incorporation as of a recent date, together with a bring-down certificate in the form of a telex or telecopy dated the Closing Date.

* Officer's Certificate. The Lender shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of the Borrower, dated the Closing Date, stating that, since December 31, 1996, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which the Borrower operates; (c) no litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and (d) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrower or any of the other Loan Parties.

     Financial Statements.  Copies of the Financial Statements.

     Legal Opinions. An opinion of Leonard M. Ridini, Esq., counsel to the Borrower and Guarantor, in form and substance satisfactory to the Lender (which shall include an opinion as to enforceability of the Agreement under New York law) as to validity and perfection of Liens and other matters, and such other matters incident to the transactions contemplated hereby as the Lender may require.

     Other Documents. Such other certificates, documents and agreements as the Lender may, in its sole discretion, request.

                                    ANNEX C

                                       to
                        TERM LOAN AND SECURITY AGREEMENT

                         Dated as of December 18, 1997

                        FINANCIAL STATEMENTS AND NOTICES

     The Borrower shall deliver or cause to be delivered to the Lender the following:

     (a) Monthly Financials. Within thirty (30) days after the end of each calendar month, consolidated and consolidating financial information regarding the Borrower and its consolidated Subsidiaries, certified by the Chief Financial Officer of the Borrower, including (i) unaudited balance sheets as of the close of such month and the related statements of income and cash flow for that portion of the fiscal year ending as of the close of such month and (ii) unaudited statements of income and cash flows for such fiscal month, in each case setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to normal year-end adjustments).

     (b) Annual Audited Financials. Within ninety (90) days after the end of each fiscal year, audited Financial Statements for the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case, the figures for the previous fiscal year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to the Lender.

     (c) Default Notices.  As soon as practicable, and in any event within five
(5) Business Days after an executive officer of the Borrower has actual knowledge of the existence of any Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

     (d) Supplemental Schedules.  Supplemental disclosures, if any, required by
Section 5.6 of this Agreement.

     (e) Litigation. Promptly upon learning thereof, written notice of any litigation commenced or threatened against Borrower that (i). seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against Borrower or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by Borrower or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any environmental liabilities.

     (f) Other Documents. Such other financial and other information as the Lender shall, from time to time, request.

                                                                       EXHIBIT A
                                                                       ---------


                               FORM OF TERM NOTE
                               -----------------

                              New York, New York
                         $1,500,000  December 18, 1997

     FOR VALUE RECEIVED, the undersigned MORTGAGE PLUS EQUITY AND LOAN CORP., a New York corporation ("Borrower"), hereby promises to pay to the order of FC CAPITAL CORP., a New York corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Loan Agreement.

     This Term Note is issued pursuant to that certain Term Loan and Security Agreement, dated December 18, 1997, between the Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). This Term Note is the Term Note referred to in the Loan Agreement, evidences the Term Loan made thereunder and is entitled to the benefit and security of the Loan Agreement and reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the loan evidenced hereby was made.

     The principal amount of the indebtedness evidenced hereby shall be payable in United States Dollars in the amounts and on the dates specified in the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement. The outstanding principal and interest under this Term Note shall be immediately due and payable on the Termination Date.

     If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default, this Term Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become due and payable.

     To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate protest, default, nonpayment, maturity, acceleration release, compromise, settlement, extension or renewal of any or all Loan Documents or this Term Note; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lenders replevy, attachment or levy upon, the Collateral or any bond or security that might be Lender to exercise required by any court prior to allowing any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

     THIS TERM NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                    MORTGAGE PLUS EQUITY AND LOAN
                                    CORP.



                                    By:
                                      Name:
                                      Title: